EXHIBIT 99.1

Nanophase Reports Record First Quarter Revenue for 2023

— Delivered over $9 Million in Q1 revenue
— Progressive bottom line improvement through Q1

ROMEOVILLE, Ill., May 11, 2023 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for the first quarter ended March 31, 2023.

Jess Jankowski, President and Chief Executive Officer, commented: “We are pleased to have ended the quarter with a strong March in terms of both revenue and profitability. Our Q1 results are not in line with our plan, with poor January performance proving difficult to overcome. However, by March, we achieved gross profit levels that we believe are more representative of our Company, and still see room for near-term improvement. We expect to deliver quarterly profits going forward, leading to a profitable 2023.”

Kevin Cureton, Chief Operating Officer, commented: “During Q1 we focused on operational improvements, which came to fruition in March – when we achieved our lowest labor cost as a percent of sales since 2021. We continue to focus primarily on improving our profitability in the near term while supporting the continued growth and success of our brand partners.”

First Quarter Financial Highlights

  Revenue for the first quarter was $9.5 million, vs. $8.2 million for the same period in 2022, a 16% increase.
  On revenue, quarter over quarter gross margin was up 4%, with 2% due to labor savings.

“We had a combined $20 million in open P.O.s and shipped orders leaving March, two-thirds of which reflect potential Q2 volume. We expect more orders for Q3 shipments, followed by more Q4 order volume later in the year. We’re excited about our prospects for both this year’s sales volume, and, more critically, increased profitability,” said Jankowski.

Conference Call

Nanophase will host its First Quarter Conference Call on Friday, May 12th, 2023, at 10:00 a.m. CDT, 11:00 a.m. EDT, to discuss its financial results and provide a business and financial update. On the call will be Jess Jankowski, the Company’s President & CEO, joined by Kevin Cureton, the Company’s Chief Operating Officer.

Participant Registration:
https://register.vevent.com/register/BI3c6ad4d22b044d92b4fd4cb35870d06d

To receive the dial-in number, as well as your personalized PIN, you must register at the above link. Once registered, you will also have the option to have the system dial-out to you once the conference call has begun. If you forget your PIN prior to the conference call, you can simply re-register.

The process for accessing the webcast as listen-only remains the same. The same link can be used after the call to access the replay. A Telco replay is no longer available.

Listen-Only Webcast & Replay:
https://edge.media-server.com/mmc/p/2xymn6gm

Please connect to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News, and the links in this conference call announcement release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (OTCQB: NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven healthcare solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers' health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

About Solésence Beauty Science
Solésence, www.solesence.com, a wholly owned subsidiary of Nanophase Technologies, is changing the face of skin health with patented, mineral-based technology that is embraced by leading performance-driven and clean beauty brands alike. Our patented products for brands transform the way mineral actives look, feel and function — enabling textures never-before-seen in the mineral space and inclusivity never-before-seen in the sun care space. Solésence’s innovative formulations offer best-in-class UV protection, unparalleled free radical prevention to protect against pollution, and enhanced antioxidant performance.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2023. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

Investor Relations Contact:
Phone: (630) 771-6736

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(Unaudited Consolidated Condensed)

	(in thousands except share and per share data)
	March 31,	December 31,
	2023	2022
ASSETS

Current assets:
Cash	$1,094	$2,186
Trade accounts receivable, less allowance for doubtful accounts of $298 for March 31, 2023 and $139 for December 31, 2022	4,380	4,734
Inventories, net	8,118	8,839
Prepaid expenses and other current assets	933	866
Total current assets	14,525	16,625

Equipment and leasehold improvements, net	8,235	7,949
Operating leases, right of use	8,714	8,978
Other assets, net	4	6
Total assets	$31,478	$33,558

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, related party	6,892	7,282
Accounts payable	6,032	6,363
Current portion of long-term debt, related parites	1,000	-
Current portion of deferred revenue	1,807	2,167
Accrued expenses	1,132	1,023
Total current liabilities	16,863	16,835

Long-term portion of operating lease obligations	9,751	9,823
Long-term debt, related party	-	1,000
Long-term portion of deferred revenue	35	21
Asset retirement obligations	232	230
Total long-term liabilities	10,018	11,074

Contingent liabilities
Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and no shares issued and outstanding	-	-
Common stock, $.01 par value, 60,000,000 shares authorized; 49,520,571 and 49,320,680 shares issued and outstanding on March 31, 2023 and December 31, 2021, respectively	495	493
Additional paid-in capital	105,534	105,226
Accumulated deficit	(101,432)	(100,070)
Total stockholders' equity	4,597	5,649
Total liabilities and shareholders' equity	$31,478	$33,558

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	Three months ended
	March 31,
	2023	2022
Revenue:
Product revenue	$9,336	$8,046
Other revenue	121	110
Total revenue	9,457	8,156

Cost of revenue	7,308	5,988
Gross profit	2,149	2,168

Operating expense:
Research and development expense	1,003	666
Selling, general and administrative expense	2,150	1,397
Income from operations	(1,004)	105
Interest expense	155	43
Other income, net	-	-
Income before provision for income taxes	(1,159)	62
Provision for income taxes	-	-
Net income	$(1,159)	$62

Net income per share-basic	$(0.02)	$-

Weighted average number of basic shares outstanding	49,429,407	48,984,312

Net income per share-diluted	$(0.02)	$-

Weighted average number of diluted shares outstanding	49,429,407	51,064,312

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)

(in thousands except share and per share data)

	March 31,
	2023	2022
Revenue:
Product revenue, net	$9,336	$8,046
Other revenue	121	110
Total revenue	9,457	8,156

Operating expense:
Cost of revenue detail:
Depreciation	159	119
Non-Cash equity compensation	27	25
Other costs of revenue	7,122	5,844
Cost of revenue	7,308	5,988
Gross profit	2,149	2,168

Research and development expense detail:
Depreciation	7	9
Non-Cash equity compensation	47	41
Other research and development expense	949	616
Research and development expense	1,003	666

Selling, general and administrative expense detail:
Depreciation and amortization	7	7
Non-Cash equity compensation	136	81
Other selling, general and administrative expense	2,007	1,309
Selling, general and administrative expense	2,150	1,397
Income from operations	(1,004)	105
Interest expense	155	43
Other income, net	-	-
Income before provision for income taxes	(1,159)	62
Provision for income taxes	-	-
Net income	$(1,159)	$62

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	155	43
Addback Depreciation/Amortization	173	135
Addback Non-Cash Equity Compensation	210	147
Addback Other Income, net	-	-
Addback Provision for Income Taxes	-	-

Adjusted EBITDA	$(621)	$387